                                                                   Exhibit 10.21


                         EXECUTIVE EMPLOYMENT AGREEMENT
                              (Jerry A. DeMartino)

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered
                                                ---------
into effective as of October 1, 1999, by and between GlobeNet Communications Group Limited, a Bermuda company (together with its successors and assigns, the "Company"), and Jerry A. DeMartino (the "Executive").
 -------                                 ---------

     WHEREAS, the Executive has special and unique knowledge, abilities and expertise with respect to the business of the Company; and

     WHEREAS, on the terms and conditions set forth herein, the Company desires to employ the Executive and the Executive desires to be employed by the Company.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Employment Period.  Subject to Section 3, the Company hereby agrees to
         -----------------
employ the Executive, and the Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing effective as of October 1, 1999 (the "Effective Date") and
                                                        --------------
ending on  September 30, 2002 (the "Employment Period"); provided, however, that
                                    -----------------    --------  -------
commencing on October 1, 2002 and on each anniversary of such date occurring thereafter, the Employment Period shall automatically be extended for one additional year unless at least three months prior to the ensuing anniversary date, but no more than 12 months prior to such anniversary date, the Company or the Executive shall have given written notice that it or he, as applicable, does not wish to extend this Agreement (a "Non-Renewal Notice"). The term
                                      ------------------
"Employment Period", as utilized in this Agreement, shall refer to the
------------------
Employment Period as so automatically extended.

     2.  Terms of Employment.
         -------------------

     (a)  Position and Duties.
          -------------------

     (i) During the term of the Executive's employment, the Executive shall serve as Chief Executive Officer and President of the Company and, in so
doing, shall report to the Company's board of directors (the "Board") or any
                                                              -----
committee thereof as may be designated from time to time by the Board. The Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such position, and shall have such other powers and duties (including holding officer positions with the Company and one or more subsidiaries of the Company) as may from time to time be prescribed by the Board, so long as such powers and duties are reasonable and customary for the chief executive officer of an enterprise comparable to the Company.

     (ii) The Company shall, during the term of the Executive's employment, use all reasonable efforts to cause the Executive to be elected or appointed to the Board to the extent the Company has the right to so cause the Executive to be elected or appointed. The Executive agrees to serve on the Board if elected or appointed.

     (iii) During the term of the Executive's employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully, effectively and efficiently such responsibilities. Notwithstanding anything to the contrary in Section 9, except as otherwise provided in this Section 2(a)(iii), during the term of the Executive's employment and thereafter, it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements and
(3) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities as a member of the Board and as an employee of the Company in accordance with this Agreement; provided, however, the right to serve on corporate boards or committees and
           --------  -------
the right to manage personal investments is subject to Section 9.

     (b)  Compensation.
          ------------

     (i) Base Salary.  During the term of the Executive's employment, the
         -----------
Executive shall receive an annual base salary ("Annual Base Salary"), which
                                                ------------------
shall be paid in accordance with the customary payroll practices of the Company, at least equal to the amount specified on Exhibit A attached hereto.

     (ii) Bonuses. For each calendar year of the Company, the Executive shall
          -------
be awarded an annual performance bonus (the "Bonus") subject to and in
                                             -----
accordance with the terms and provisions of Exhibit A attached hereto.

     (iii)  Incentive, Savings and Retirement Plans.  During the term
             ---------------------------------------
of the Executive's employment, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company ("Investment
                                                                 ----------
Plans").
-----

     (iv) Welfare Benefit Plans.  During the term of the Executive's
          ---------------------
employment,the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs ("Welfare Plans")
                                                          -------------
provided by the Company (including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Company.

     (v) Perquisites.  During the term of the Executive's employment,
         -----------
the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to the level of his position in accordance with any practice established by the Board.

     (vi) Expenses.  During the term of the Executive's employment, the
          --------
Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

     (vii)  Vacation and Holidays.  During the term of the Executive's
            ---------------------
employment, the Executive shall be entitled to paid vacation and paid holidays in accordance with the plans, policies, programs and practices of the Company for its senior executives.

     (viii)  Stock Options. Contemporaneously with the execution of
             -------------
this Agreement, the parties hereto have executed two certain Executive Stock Option Agreements (the "Option Agreements"), pursuant to which the Company
                        -----------------
grants to the Executive stock options (the "Executive Options") exercisable for
                                            -----------------
shares of capital stock of the Company subject to and in accordance with the terms and provisions of the Option Agreements.

     3.  Termination of Employment.
         -------------------------

     (a)  Death or Disability.  The Executive's employment shall terminate
          -------------------
automatically upon the Executive's death during the Employment Period. If the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within
                              -------------------------
the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's inability to perform his duties and
-----------
obligations hereunder for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b)  Cause or Board Termination.  The Company may terminate the
          --------------------------
Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by the Executive of the Executive's obligations under Section 2(a)(iii) (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Executive of his obligations and duties thereunder, as reasonably determined by the Board, and which is not remedied within 30 days after receipt of written notice from the Company specifying such breach, (ii) commission by the Executive of an act of fraud upon, or willful misconduct toward, the Company or any Affiliate (as defined below in this Section 3(b)), as reasonably determined by a majority of the disinterested members of the Board (neither the Executive nor members of his family being deemed disinterested for this purpose) after a hearing by the Board following ten days' notice to the Executive of such hearing, (iii) a material breach by the Executive of Section 6 or Section 9, (iv) the conviction of the Executive of any felony or crime of moral turpitude (or a plea of nolo
                                                                  ----
contendere thereto) or (v) the failure of the Executive to carry out, or comply
----------
with, in any material respect any lawful directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure. As used in this Agreement, "Affiliate" means, with respect to a Person, any other Person
            ---------
controlling, controlled by or under common control with the first Person; the term "control," and correlative terms, means the power, whether by contract,
      -------
equity ownership or otherwise, to direct the policies or management of a Person; and "Person" means an individual, partnership, corporation, limited liability
     ------
company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     (c) Good Reason.  The Executive's employment may be terminated during
         -----------
the Employment Period by the Executive for Good Reason or without Good Reason; provided, however, that the Executive agrees not to terminate his employment for
--------  -------
Good Reason unless (i) the Executive has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason and (ii) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement,
"Good Reason" shall mean:
 -----------

     (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided, however, that Good Reason may not be
                                --------  -------
asserted by the Executive under this clause (i) of Section 3(c) after a Non-Renewal Notice has been given by either the Company or the Executive;

     (ii) any termination or material reduction of the Executive's compensation or benefits;

     (iii) any failure by the Company to comply with any of the provisions of Section 2(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (iv) any failure by the Company to comply with and satisfy
Section 8(c);

     (v) the Company requiring the Executive to be based at any office or location other than in Westchester County, New York or New York, New York;

     (vi) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other Affiliates of this Agreement.

     (d)  Notice of Termination.  Any termination by the Company for Cause
          ---------------------
or without Cause, or by the Executive for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a "Notice of
                                                                      ---------
Termination" means a written notice which (i) indicates the specific termination
-----------
provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e)  Date of Termination.  "Date of Termination" means (i) if the
          -------------------    -------------------
Executive's employment is terminated by the Company for Cause or without Cause, or by the Executive for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to
Section 3(d), as the case may be and (ii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.

     4.  Obligations of the Company upon Termination.
         -------------------------------------------

     (a)  Good Reason; Other Than for Cause, Death or Disability.  If,
          ------------------------------------------------------
during the Employment Period, the Company shall terminate the Executive's employment other than for either Cause or Disability or the Executive shall terminate his employment for Good Reason, and the termination of the Executive's employment in any case is not due to his death or Disability:

     (i) The Company shall (except as otherwise hereinafter provided) pay to the Executive in a lump sum in cash within ten days after the Date of Termination the aggregate of the following amounts:

     (1) the portion of the Annual Base Salary through the Date of Termination to the extent not theretofore paid and any compensation previously deferred by the Executive and any accrued vacation pay ("Accrued Obligations");
               -------------------

     (2) the portion of the Executive's then current Annual Base Salary for the then-remaining term of the Employment Period;

     (3) a pro rata portion of the projected Bonus (based upon the Company's actual performance for the calendar year in which such termination occurs through the Date of Termination that would have been payable to the Executive pursuant to Section 2(b)(ii) hereof for such calendar year if such Executive had remained in the employ of the Company through the end of such calendar year, based upon the number of days during such calendar year prior to the Date of Termination (the "Accrued Bonus"); and
                  -------------

     (4) any amount arising from Executive's participation in, or benefits under, any Investment Plans ("Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans.

     (ii) Except as otherwise provided in Section 4(d), the Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months from the Date of Termination.

     (iii) The Executive shall vest, as of the Date of Termination, in the Executive Options that would otherwise vest after the Date of Termination to the extent provided in the Option Agreements.

     (b) Death or Disability.  If the Executive's employment is terminated by
         -------------------
reason of the Executive's death or Disability during the Employment Period, the Company shall (except as otherwise hereinafter provided) pay to his legal representatives in a lump sum in cash within ten days after the Date of Termination the aggregate of the following amounts: (i) the Accrued Obligations;
(ii) the Accrued Bonus; and (iii) the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans. In addition, except as otherwise provided in Section 4(d), the members of the Executive's family shall be entitled to continue their participation in the Company's Welfare Plans for a period of 12 months after the Date of Termination. Further, the Executive shall vest, as of the Date of Termination, in the Executive Options that would otherwise vest after the Date of Termination to the extent provided in the Option Agreements. The Company shall have no further payment obligations to the Executive or his legal representatives under this Agreement.

     (c) Cause; Other than for Good Reason.  If the Executive's employment shall
         ---------------------------------
be terminated by the Company for Cause or by the Executive without Good Reason during the Employment Period, the Company shall have no further payment obligations to the Executive other than for payment of the Accrued Obligations, Accrued Investments (which shall be payable in accordance with the terms and conditions of the Investment Plans), and the continuance of benefits under the Welfare Plans to the Date of Termination. Further, (i) all unvested rights under or in respect of the Executive Options or any stock option, stock appreciation right or similar agreement (including the Option Agreements) that would otherwise vest after the Date of Termination shall be canceled and of no further force or effect and (ii) the expiration date of any Executive Options which have already vested shall be as provided in the Option Agreements.

     (d) If pursuant to the terms and provisions of the Company's Welfare Plans, the Executive (or members of his family) are not eligible to participate in the Company's Welfare Plans because the Executive is no longer an employee of the Company, then the Company may fulfill its obligations under Section 4(a)(ii) or
Section 4(b), as applicable, by either providing to the Executive (or his legal representatives), or reimbursing the Executive (or his legal representatives) for the costs of, benefits substantially similar to the benefits provided by the Company to its senior management under its Welfare Plans as such may from time to time exist after the Date of Termination.

     5.  Full Settlement; Mitigation.  In no event shall the Executive be
         ---------------------------
obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Neither the Executive nor the Company shall be liable to the other party for any damages in addition to the amounts payable under
Section 4 arising out of the termination of the Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be
                                  --------  -------
entitled to seek damages for any breach by the Executive of Section 6, 7 or 9.

     6.  Confidential Information and Intellectual Property.
         --------------------------------------------------

     (a) The Executive acknowledges that the Company and its Affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information"). Confidential
                                ------------------------
Information shall not include (i) information that is generally known to other Persons who can obtain economic value from its disclosure or use and (ii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that the Executive shall (at the
                     --------  -------
Company's sole cost and expense) take all reasonable steps to prohibit disclosure pursuant to subsection (ii) above.

     (b) The Executive agrees (i) to hold the Confidential Information in confidence and (ii) not to release such information to any Person (other than Company employees and other Persons to whom the Company has authorized the Executive to disclose such information and then only to the extent that such Company employees and other Persons authorized by the Company have a need for such knowledge) or as required pursuant to Section 6(a)(ii) above.

     (c) The Executive further agrees not to use any Confidential Information for the benefit of any Person other than the Company and its Affiliates.

     (d) To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by the Executive during the Employment Period or resulting from his service shall be deemed to be a work for hire and shall be the sole and exclusive property of the Company. The Executive agrees to execute, acknowledge and deliver to the Company, at the Company's request, such further documents as the Company finds appropriate to evidence the Company's rights in such property.

     (e) The Executive agrees to sign the Company's standard form of confidentiality agreement at the request of the Company.

     7.  Surrender of Materials Upon Termination.  Upon any termination of the
         ---------------------------------------
Executive's employment, the Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and its Affiliates which are in the Executive's possession, custody or control.

     8.  Successors and Assigns.
         ----------------------

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Company shall have the right to assign this Agreement.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9.  Non-Competition.
         ---------------

     (a) The Executive covenants and agrees with the Company that, while he is an employee of the Company or any Affiliate thereof and thereafter, (1) during the applicable Non-Compete Period with respect to the matters referred to in clause (i) below, (2) for a period of two years after termination of employment with respect to the matters referred to in clause (ii) below and (3) for a period of one year after termination of employment with respect to the matters referred to in (iii) below, he will not, without the prior written consent of the Company, either directly or indirectly:

     (i) solicit any contractors, customers or distributors of the Company or any Affiliate thereof or endeavor to entice away from the Company or any Affiliate thereof any such Person or otherwise interfere with the relationship between such Person and the Company or any Affiliate thereof for the purposes of competing with the Company or any Affiliate thereof; or

     (ii) endeavor to entice away from the Company or any Affiliate thereof any person who is employed by the Company or any Affiliate thereof, either directly or indirectly, or interfere in any way with the employer/employee relations between any such employee and the Company or any Affiliate thereof; or

     (iii) offer employment to any person who was employed by the Company or any Affiliate thereof at any time within the 12-month period preceding the date upon which the Executive ceases to be an employee of the Company or any Affiliate thereof (but the Executive may offer employment to any such person whose employment with the Company or any Affiliate thereof was terminated by the Company or any Affiliate thereof without cause (with "cause" having the meaning similar to Cause) or by such person for good reason (with good reason having the meaning similar to Good Reason)).

     (b) The Executive covenants and agrees with the Company and each Affiliate thereof that:

(i) while he is an employee of the Company or any Affiliate thereof, he shall not directly or indirectly compete in any manner against the Company or any of its Affiliates; and

(ii) during the applicable Non-Compete Period, he will not, directly or indirectly, in any manner whatsoever, including either individually or in partnership or jointly or in conjunction with any other Person, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in or lend money to, guarantee the debts or obligations of or permit his name to be used by a Competitive Business (as defined below).

     (c) (i) For the purposes of this Section 9, a "Competitive Business" shall mean any business relating to or involving (A) the ownership (as a principal business) and/or the construction and/or operation of any submarine cable system which is located or is to be located between (1) Bermuda and the United States of America, (2) Bermuda and South America, (3) the United States of America and South America or (4) any two or more countries or continents if the Company or any Affiliate thereof is constructing, owning and/or operating or is to construct, own and/or operate any submarine cable system between any such countries or continents during the Executive's employment hereunder or
(B) telecommunication services (including electronic commerce) in Bermuda.

     (ii) For purposes of this Agreement, the term "Non-Compete Period" shall mean, in the case of:

(1) termination of employment by the Company for Cause, two years following such termination;

(2) termination of employment by the Company due to the Executive's Disability or without Cause, (A) the period of time following such termination and continuing until the expiration of the Employment Period plus (B) such additional period of time (if any) that the Company continues (in its sole discretion) to pay the Executive the Annual Base Salary in accordance with its customary practices for paying executive salary (but the aggregate time under (A) and (B) of this clause (2) shall not exceed two years);

(3) termination of employment by the Company as a result of it providing a Non-Renewal Notice under Section 1, that period of time (if any) following termination and continuing for as long as the Company continues (in its sole discretion) to pay the Executive the Annual Base Salary in accordance with its customary practices for paying executive salary (not to exceed two years);

(4) termination of employment by the Executive for Good Reason, the period of time following such termination and continuing until the expiration of the Employment Period (but in no event to exceed two years);

(5) termination of employment by the Executive without Good Reason, two years following such termination; and

(6) termination of employment by the Executive as a result of the Executive providing a Non-Renewal Notice under Section 1, one year from the date of termination plus such additional period (which additional period may not exceed one year) for as long as the Company in its sole discretion pays, during any such additional period, the Executive the Annual Base Salary in accordance with its customary practices for paying executive salary, provided that the Company shall notify the Executive of the Company's intention not later than 60 days prior to the expiration of the Employment Period if the Company intends to pay the Executive as aforesaid during such additional period.

     (d) The Executive covenants and agrees that until the expiration of his covenants set out in Sections 9(a) and (b), he shall use his reasonable best efforts to ensure that any and all current and future opportunities relating to the telecommunications businesses and electronic commerce business of the Company and its Affiliates and any businesses ancillary thereto shall be carried out through the Company and its Affiliates.

     (e) The foregoing covenants are given by the Executive acknowledging that he has specific knowledge of the affairs of the Company and its Affiliates.

     (f) The Executive acknowledges and agrees that the nature of the Confidential Information to which he will have access during his employment by the Company or any Affiliate thereof would make it difficult, if not impossible, for him to perform in a similar capacity for a Competitive Business without disclosing or utilizing the Confidential Information and that if he were to perform in a similar capacity for a Competitive Business it would be inevitable that he would disclose and/or use Confidential Information.

     (g) The Executive acknowledges that violations of the provisions of
Section 6 or 9 will cause immediate and irreparable harm to the Company, entitling the Company to an injunction in or by a court of competent jurisdiction or arbitration in addition to any other remedies the Company may have at law or in equity, including recovery of reasonable attorneys' fees and costs incurred by the Company in enforcing the provisions of Section 6 or 9. In the event that any covenant contained in Section 9 or portion of any such covenant should be unenforceable or be declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenants and such unenforceable or invalid portions shall be severable from the remainder of this Agreement. The Executive hereby acknowledges and agrees that all restrictions contained in this Section 9 are reasonable and valid and all defenses to the strict enforcement thereof by the Company and are hereby waived by him.

     (h) Nothing in Section 9 shall be deemed to prevent or prohibit the Executive from making investments in his personal capacity unless such investments are of a type that may conflict with the efficient performance of his duties or with any of his obligations to the Company or any Affiliate thereof; provided further that nothing contained herein shall preclude the
         --------
Executive from purchasing or owning equity interests in any Person engaged in a Competitive Business whose shares are traded on a recognized stock exchange or over-the-counter market, so long as the Executive's holdings therein do not exceed five percent (5%) of the issued and outstanding capital of the Person in question.

     (i) The Executive acknowledges and agrees that he has received good and valuable consideration in exchange for his covenants and obligations under this Agreement.

     10.  Effect of Agreement on Other Benefits.  The existence of this
          -------------------------------------
Agreement shall not prohibit or restrict the Executive's entitlement to full participation in the executive compensation, employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

     11.  Miscellaneous.
          -------------

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof", "hereby", "herein", or
                                              ------    ------    ------
words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as
                           -------      ---------
referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall
                                                         ---------
be construed as meaning "including without limitation."  This Agreement may not
                         ----------------------------
be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:     Mr. Jerry A. DeMartino
     -------------------
                              P.O. Box 518
                              7 Benjamin Green Lane
                              Lincolndale, NY  10540

     If to the Company:       GlobeNet Communications
     -----------------
                              Group Limited
                              2 Carter's Bay Road, Southside
                              St. David's DD BX
                              Bermuda
                              Attn:  Office of General Counsel

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

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     (d) The Company shall obtain and maintain a director's and officer's liability insurance policy during the term of the Executive's employment covering the Executive on commercially reasonable terms, and the amount of coverage shall be reasonable in relation to the Executive's position and responsibilities hereunder; provided, however, that such coverage may be reduced
                            --------  -------
or eliminated to the extent that the Company reduces or eliminates coverage for its directors and executives generally.

     (e) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (f) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (g) The Executive acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Section 6 or 9 by the Executive and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, and shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 6 or 9 by the Executive.
The Company shall be entitled to obtain such remedies from any court of competent jurisdiction on a provisional basis pending the resolution of a Dispute involving an alleged breach of Section 6 or 9, and without first obtaining a provisional award authorizing such remedies from an arbitral panel.

     (h) The provisions of this Agreement constitute the complete understanding and agreement between the parties with respect to the subject matter hereof.

     (i) This Agreement may be executed in two or more counterparts.

     (j)  (i)  The Executive and the Company shall endeavor initially to resolve amicably any dispute, difference, claim, or controversy arising out of or relating to this Agreement, or the breach thereof (a "Dispute") first by
                                                         -------
negotiation. The party claiming the existence of a Dispute shall provide written notice to the other party specifying the nature and basis of the Dispute. In the event that no agreement is reached within 30 days after notice of the existence of a Dispute has been provided, either party shall have the right to have such Dispute determined by arbitration as provided in this Section 11(j).

          (ii) Any and all Disputes that are not resolved through negotiation as set forth above shall be finally settled in a binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. The place of arbitration shall be New York, New York. If the parties are unable to agree on the appointment of a single arbitrator to conduct the arbitration within 20 days after the claimant has filed its demand for arbitration, then the arbitration shall be conducted by a panel of three arbitrators, appointed as follows: The Company and the Executive each shall appoint one arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator, who shall chair the panel. No arbitrator may be affiliated, associated, or related to the Company, any Affiliate, employee or executive of the Company, or the Executive in any manner whatsoever.

          (iii) The award of the arbitrators shall be final and binding, and judgment upon any such award may be entered by any court of competent jurisdiction. The arbitrators shall have no authority to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such non-compensatory damages (including exemplary damages, treble damages, and any other penalty or type of punitive damages) with respect to any Dispute arising hereunder. Each party shall bear such party's own expenses related to any arbitration, but the parties shall share equally the expenses of the arbitration tribunal and the AAA.

     (k) This Section 11 and Sections 4, 5, 6, 7 and 9 of this Agreement shall survive the termination of this Agreement and termination of this Agreement shall not release any party hereto from any liability arising out of its breach of this Agreement prior to termination.

     (l) The Executive represents and warrants to the Company that, to the best of his personal knowledge and belief, neither the execution and delivery of this Agreement, his commencement of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part owed to any third party or violates or interferes with any rights of any third party.

     (m) The Company shall have the right to secure, in its own name or otherwise, and at its own expense, life, disability, accident or other insurance covering the Executive and the Executive shall have no right, title or interest in or to such insurance. The Executive shall assist the Company in procuring such insurance by submitting to reasonable examinations and signing such applications and other instruments as may be required by the insurance carriers to which applications is made for any such insurance.

     (n) At the request of the Company, the Executive shall execute the necessary documents to become a party to (i) the Amended and Restated Securityholders' Agreement dated July 14, 1999, by and among the Company and various other parties including various shareholders of the Company (the "SHA")
                                                                          ---
and (ii) the Registration Rights Agreement referred to therein.

     (o) The Executive represents and warrants to the Company that he does not hold any interest in any of the following New Investors (as that term is defined in the Amended and Restated Securityholders' Agreement referred to in the SHA): Boston Ventures Limited Partnership V, L.P., Kelso Investment Associates VI, L.P., KEP VI, L.L.C., Providence Equity Partners III L.P., Providence Equity Operating Partners III L.P., Spectrum Equity Investor III, L.P., SEI III Entrepreneurs' Fund, L.P., Spectrum III Investment Managers' Fund, L.P., Sandler Capital Partners IV, L.P., or Sandler Capital Partners IV FTE, L.P., and covenants that he will not acquire an interest in the foregoing New Investors during the Employment Period.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                              EXECUTIVE



                              /s/ Jerry A. DeMartino
                              ---------------------------------
                              Jerry A. DeMartino




                              GLOBENET COMMUNICATIONS
                              GROUP LIMITED



                              By:     /s/ Michael Kedar
                                    ---------------------------
                              Name:   Michael Kedar
                              Title:  Executive Chairman

                                   Exhibit A

     Attached to and made a part of that certain Executive Employment Agreement dated effective as of October 1, 1999, between GlobeNet Communications Group Limited and Jerry A. DeMartino

1.   Annual Base Salary:  $600,000 per calendar year (to be prorated in respect
     ------------------
                          of calendar year 1999)

2.   Bonus:               $150,000 per calendar year (to be prorated in respect
     -----
                          of calendar year 1999) based on the Company achieving the Company's base case business plan (which plan shall be subject to the approval by the Board) for the calendar year in question.